United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 30, 2014

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its new charter)

Pennsylvania                                  0-12126                        25-1440803

(State or other jurisdiction             (Commission                      (IRS Employer

of incorporation)                     File Number)                      Indent. No.)

20 South Main Street, Chambersburg, PA                                        17201

          (Address of principal executive office)                                       (Zip Code)

Registrant's telephone number, including area code                     (717) 264-6116

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐	Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Franklin Financial Services Corporation held its annual meeting of shareholders on April 29, 2014.  The Board of Directors submitted the following proposals to a vote of security holders and the results of the voting on each proposal are presented below.

Proposal 1 – Election of four Directors to Class A for a term of three years.

Director	Votes For	Votes Withheld	Broker Non-Votes
G. Warren Elliott	1,594,028	49,742	806,701
William E. Snell, Jr.	1,601,311	42,459	806,701
Stanley J. Kerlin	1,599,176	44,594	806,701
Marth B. Walker	1,575,371	68,399	806,701

Directors  Elliott, Snell, Kerlin and Walker were elected.

Proposal 2 – Advisory Vote on Compensation Paid to Named Executive Officers (Say-On-Pay)

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,504,135	122,350	17,284	806,702

Proposal 3 – Ratification of the selection of BDO USA, LLP, as the independent registered public accounting firm for 2014.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,419,093	15,800	15,578	0

The selection of BDO USA, LLP was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL SERVICES CORPORATION

/s/ William E. Snell, Jr.

     William E. Snell, Jr., President

      and Chief Executive Officer

Dated: April 30, 2014

.